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                                                                     Exhibit 5.1

                               September 23, 2003

Encore Capital Group, Inc.
5775 Roscoe Court
San Diego, California  92123

      Re:   Registration Statement on Form S-1

Ladies and Gentlemen:

      We have acted as counsel to Encore Capital Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-1, Registration No. 333-108423 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the offering of up to 5,750,000 shares of common stock, $.01 par value per share, of the Company, of which, an aggregate of 2,750,000 shares, which includes 750,000 of such shares which may be sold pursuant to an underwriters' over-allotment option, are being sold by certain stockholders of the Company named in the Registration Statement (the "Selling Stockholder Shares") and up to 3,000,000 shares are being sold by the Company (the "Company Shares").

      In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Certificate of Incorporation and By-laws of the Company, the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Company Shares and the Selling Stockholder Shares have been duly authorized, and are or, when issued as contemplated by the Registration Statement and in accordance with
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Encore Capital Group, Inc.
September 23, 2003
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the terms of the related options, warrants or other convertible securities, to the extent applicable, will be validly issued, fully paid and nonassessable.

      The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

      We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Snell & Wilmer L.L.P.